EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use of our report in this Registration Statement on Form SB-2 pertaining to 2,000,000 shares of Pay88, Inc. common stock of our report dated December 5, 2005 on the financial statements of Pay88, Inc. for the period March 23, 2005 (inception) to September 30, 2005, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


                                           /s/ Wolinetz, Lafazan & Company, P.C.
                                           WOLINETZ, LAFAZAN & COMPANY, P.C.



Rockville Centre, New York
December 7, 2005